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                            AUTOMATIC OPTION GRANT

                           OEC MEDICAL SYSTEMS, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT


          AGREEMENT made as of the    day of        , 199  , by and between OEC
                                  ---        ------      --
Medical Systems, Inc., a Delaware corporation (the "Company") and
                                                                  ------------
                         (the "Optionee").
------------------------


                                  WITNESSETH:

RECITALS
--------

        A. The Company's 1998 Stock Option Plan (the "Plan") has been implemented for the purpose of attracting and retaining the services of employees, consultants and non-employee Board members who contribute to the financial success of the Company or its subsidiary corporations.

        B. Optionee is a non-employee Board member who is entitled to receive an option to acquire shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), pursuant to the automatic option grant program in effect for eligible non-employee Board members under the Plan. This Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic option grant made to such Optionee thereunder.

        C. The granted option is intended to be a non-statutory stock option which does NOT satisfy the requirements of Section 422 of the Internal Revenue Code.

        D. For purposes of this Agreement, the following definitions shall be in effect:
        Board Member:  The Optionee shall be deemed to continue in service as
        ------------
     a Board Member for so long as such individual remains a member of the Company's Board of Directors.

        Fair Market Value:  The Fair Market Value per share of Common Stock on
        -----------------
     any date in question shall be the closing price per share of the Common Stock on such date on an established stock exchange, if the Common Stock is listed and traded on such an exchange. If no sale of Common Stock is made on any such exchange on the date in question, the Fair Market Value shall be determined by the closing price of the Common Stock on the next preceding date upon which such a sale shall have occurred.

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        Subsidiary:  A corporation shall be deemed to be a Subsidiary of the
        ----------
     Company if it is a member of an unbroken chain of corporations beginning with the Company, provided each corporation in such chain (other than the last corporation) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

TERMS
-----

        1. GRANT OF OPTION. There is hereby automatically granted to Optionee, as of the date of this Agreement (the "Grant Date") pursuant to the provisions of Article Three of the Plan, a stock option to purchase all or any part of an aggregate of 3,000 shares of Common Stock (the "Option Shares") upon the terms and conditions set forth in this Agreement and in the Plan (including Article Three thereof), and such terms and conditions of the Plan are hereby incorporated into this Agreement by reference and made a part hereof as if expressly included in this Agreement. The Option Shares shall be purchasable
from time to time during the option term at the exercise price of $    per share
                                                                   ----
(the "Exercise Price"), the Fair Market Value per share of the Common Stock on the Grant Date.

        2. OPTION TERM. This option shall have a maximum term of ten (10) years
           -----------
measured from the Grant Date and shall accordingly expire at the close of business on , 20__ (the "Expiration Date"), unless sooner terminated in accordance with Paragraph 5, 7B or 11 of this Agreement.

        3. LIMITED TRANSFERABILITY. This option, together with the limited stock
           -----------------------
appreciation right pertaining to such option, shall not be transferable or assignable by Optionee other than a transfer of this option by will or by the laws of descent and distribution following Optionee's death, and this option and limited stock appreciation right may be exercised, during Optionee's lifetime, only by Optionee. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of this option (or the limited stock appreciation right pertaining thereto) and any levy of execution, attachment or similar process on this option (or such stock appreciation right) shall be null and void.

        4. EXERCISABILITY. This option shall become exercisable for the Option
           --------------
Shares in a series of three (3) equal and successive annual installments, beginning one (1) year after the Grant Date, provided the Optionee continues to serve as a Board member. Each installment of Option Shares for which this option becomes exercisable shall accumulate, and the option shall remain exercisable for such accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5, 7B or 11 of this Agreement.

        5. CESSATION OF BOARD MEMBERSHIP. In connection with the Optionee's
           -----------------------------
cessation of service as a Board Member, the option term specified in

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Paragraph 2 shall terminate (and this option shall cease to be exercisable)
prior to the Expiration Date in accordance with the following provisions:

                (i) Should Optionee cease to be a Board Member for any reason other than death while this option remains outstanding, then the period for exercising this option shall be reduced to a six (6)-month period commencing with the date of such cessation of service as a Board Member. During such limited period of exercisability, this option may not be exercised for more than the number of Option Shares (if any) for which it is exercisable on the date of Optionee's cessation of service as a Board Member. Upon the expiration of such six (6)-month period, the option shall terminate and cease to be exercisable.

                (ii) Should Optionee die while this option is outstanding, then the personal representative of the Optionee's estate (or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have the right to exercise this option for any or all of the Option Shares for which this option is exercisable on the date of the Optionee's cessation of service as a Board Member (less any Option Shares subsequently purchased by the Optionee prior to death). Such right shall lapse, and this option shall cease to be exercisable, upon the expiration of the twelve (12) month period measured from the date of Optionee's death.

                (iii) In no event may this option be exercised at any time after the specified Expiration Date.

                (iv) This option shall, upon the Optionee's cessation of service as a Board Member for any reason, immediately terminate and cease to be outstanding with respect to all Option Shares for which the option is not otherwise at that time exercisable in accordance with either the normal exercise schedule of Paragraph 4 or the special acceleration provisions of Paragraph 7.

        6. ADJUSTMENT IN OPTION SHARES. In the event of any increase or decrease
           ---------------------------
in the number of outstanding shares of Common Stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only of Common Stock), a rights offering covering shares of Common Stock or any recapitalization or other change in the number of issued shares of Common Stock effected without receipt of consideration by the Company, appropriate adjustments shall automatically be made to (a) the number of securities subject to this option and (b) the Exercise Price payable per share in order to reflect such transaction or change and thereby preclude a dilution or enlargement of benefits hereunder.

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        7.  CHANGE IN CONTROL.
            -----------------

        A. Provided (i) this option has been outstanding for period of at least six (6) months measured from the Grant Date and (ii) the Optionee is otherwise at the time serving as a Board Member, the option shall automatically become exercisable for all of the Option Shares immediately prior to the specified effective date of a Change in Control Event and may thereupon be exercised for any or all of such Option Shares. For such purpose, a Change in Control Event shall be deemed to occur upon:

                (i) the consummation of any transaction which (I) is approved by the stockholders of the Company in which the Company will cease to be an independent corporation (including, without limitation, a reverse merger transaction in which the Company becomes the subsidiary of another corporation) or the sale or other disposition of all or substantially all of the assets of the Company, and (II) caused the Optionee to lose status as a Board Member within one year after the Closing date of the transaction;

                (ii) the first date on which there is a change in the composition of the Board effected through one or more contested elections for Board membership such that less than two thirds of the individual members of the Board (determined by rounding up to the next whole number) is comprised of individuals who (A) were Directors of the Company on a date three years prior to the date of such change or (B) were elected or nominated for election as such Directors during the intervening three (3) year period by affirmative vote of at least a majority of those Directors described in clause (A) above who were still in office as of the date the Board approved such election or nomination;

                (iii) the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) or any related group of persons (other than such a group that includes the Company) of beneficial ownership of (A) 40% or more of the outstanding Common Stock pursuant to a tender or exchange offer that the Board does not recommend the stockholders to accept or (B) 50% or more of the outstanding Common Stock in a single transaction or in a series of related transactions; and

                (iv) any dissolution or liquidation of the Company or any merger or consolidation in which the Company is not the surviving corporation (except for a transaction the principal purpose of which is to change the State of the Company's incorporation), but not earlier than the date on which any required stockholder approval is obtained.

        B. If this option accelerates in connection with such Change in Control Event, then to the extent not otherwise exercised, the option shall terminate and cease to

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be exercisable either on the effective date of the subparagraph (i) or (iv)
Change in Control Event or thirty (30) days after the occurrence of the subparagraph (ii) or (iii) Change in Control Event (other than a subparagraph
(iii) Change in Control triggering the immediate cancellation of the option under Paragraph 11). In the event this option shall not have been outstanding for at least six (6) months at the time of the Change in Control Event, the option shall not accelerate and shall, to the extent this option is to be assumed or is otherwise to continue in existence after a subparagraph (i) or
(iv) Change in Control Event, be automatically adjusted so as to pertain and apply to the securities which a holder of the number of Option Shares subject to this option would have been entitled to receive in consummation of such Change in Control Event, and the Exercise Price shall also be appropriately adjusted to the extent necessary to preclude the enlargement or dilution of benefits hereunder.

        C. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        8. PRIVILEGE OF STOCK OWNERSHIP. Optionee shall have no stockholder rights with respect to any Option Shares until such individual shall have exercised the option, paid the Exercise Price for the purchased shares and been issued a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as may otherwise be provided in Section 4.4 of Article One of the Plan and Section 5.1 of Article Three of the Plan.

        9.  MANNER OF EXERCISING OPTION.
            ---------------------------
        A. In order to exercise this option for one or more Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                (i) Execute and deliver to the Secretary of the Company a written notice of exercise (the "Exercise Notice") in substantially the form of Exhibit I attached hereto.

                (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following alternative forms:

                (1) full payment in cash or check made payable to the Company's order; or

                (2) full payment in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date (as such term is defined below); or

                (3) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check payable to the Company's order; or

                (4) full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and to remit to the Company, out of the sale proceeds available on the settlement date, an amount equal to the Exercise Price payable for the purchased shares and (II) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

        (iii) Furnish to the Company appropriate documentation that the person or persons exercising the option, if other than Optionee, have the right to exercise this option.

        B. For purposes of this Agreement, the Exercise Date shall be the date on which the Exercise Notice is delivered to the Company. Except to the extent the sale and remittance procedure of clause (ii)(4) above is utilized in connection with the option exercise, payment of the Exercise Price for the purchased shares must accompany the Exercise Notice.

        C. As soon as practical after the exercise of this option in accordance with the provisions of this Agreement, the Company shall mail or deliver to or on behalf of Optionee (or the other person or persons exercising this option) a stock certificate representing the purchased shares.

        D. In no event may this option be exercised for any fractional shares.

        10. LEGALITY OF ISSUANCE. The Company shall not be obligated to sell or
            --------------------
issue any Option Shares pursuant to this Agreement if such sale or issuance might, in the opinion of the Company and the Company's counsel, constitute a violation by the Company of any provision of law, including without limitation the provisions of the Securities Act of 1933, as amended (the "Act").

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        11.  LIMITED STOCK APPRECIATION RIGHT.
             --------------------------------

        A. Upon the occurrence of a Change in Control Event of the type specified in clause (A) of subparagraph (iii) of Paragraph 7A of this Agreement, this option, to the extent it has been outstanding for a period of at least six
(6) months measured from the Grant Date, shall automatically be canceled and the Optionee shall in return receive an appreciation distribution from the Company in an amount equal to the excess of (i) the Change in Control Price of the number of Option Shares at the time subject to the canceled option, whether or not the option is otherwise exercisable for those shares, over (ii) the aggregate Exercise Price payable for such shares. In no event, however, shall this option be canceled pursuant to the provisions of this Paragraph 11, unless more than fifty percent (50%) of the Common Stock which is acquired in such hostile Change in Control is purchased from persons other than officers or directors of the Company subject to the short-swing profit restrictions of the Federal securities laws.

        B. For purposes of subparagraph A. above, the Change in Control Price per share of the Option Shares subject to the cancelled option shall be deemed to be equal to the greater of (a) the Fair Market Value per share on the date of
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the option cancellation or (b) the highest reported price per share paid by the tender offeror in effecting the hostile Change in Control.

        C. The appreciation distribution to which the Optionee shall become entitled upon cancellation of the option in accordance herewith shall be made entirely in cash, and neither the approval of the Plan Administrator nor the approval of the Board shall be required in connection with the option cancellation or the payment of the appreciation distribution.

        D. This limited stock appreciation right shall in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or transferred by the Optionee.

        E. Upon the cancellation of this option and payment of the appreciation distribution, Optionee shall have no further rights to acquire shares of Common Stock pursuant to this option.

        12. BINDING EFFECT. Subject to the limitations set forth in Paragraph 3
            --------------
of this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives, and successors and assigns of the parties hereto; provided, however, that Optionee may not
                                   --------
assign any of Optionee's rights under this Agreement other than as permitted under Paragraph 3.

        13. NO IMPAIRMENT OF RIGHTS. Nothing in this Agreement or in the Plan
            -----------------------
shall be deemed to impair or otherwise restrict the rights of the Company or the stockholders to remove the Optionee from the Board at any time pursuant to the provisions of applicable law.

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

        14. GOVERNING LAW. This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of Utah applicable to contracts entered into and wholly to be performed within the State of Utah by Utah residents.

        15. NOTICES. All notices and other communications under this Agreement
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shall be in writing. Unless and until the Optionee is notified in writing to the contrary, all notices, communications and documents directed to the Company and related to this Agreement, if not delivered by hand, shall be mailed, addressed as follows:

                         OEC Medical Systems, Inc.
                         384 Wright Brothers Drive
                         Salt Lake City, UT 84116

          Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for the Optionee and related to this Agreement, if not delivered by hand, shall be mailed to Optionee's last known address as shown on the Company's books.

          Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received only when actually received unless properly mailed by registered mail, return requested, in which event they shall be deemed received two days after the date of mailing.

        16. CONSTRUCTION. This Agreement and the option evidenced hereby are
            ------------
made and granted pursuant to the automatic grant program for non-employee Board members in effect under Article Three of the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan applicable to such automatic grants.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in duplicate by its officer thereunto duly authorized, and the Optionee has duly executed this Agreement in duplicate, all as of the day and year first above written.


                              OEC MEDICAL SYSTEMS, INC.


                              By:
                                 --------------------------------------

                              Title:
                                    -----------------------------------

The Optionee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.

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                                                       OPTIONEE


Optionee's current address is:



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                                   EXHIBIT I

                       NOTICE OF EXERCISE OF STOCK OPTION


          I hereby notify OEC Medical Systems, Inc. (the "Company") that I elect
to purchase      shares of Common Stock of the Company (the "Purchased Shares")
            ----
pursuant to that certain option (the "Option") granted to me on     , 19     to
                                                                ---      ---
purchase up to 3,000 shares of the Company's Common Stock at an option price of
$     per share (the "Exercise Price") under the Company's 1998 Stock Option
 ----
Plan.


          Concurrently with the delivery of this Exercise Notice to the Secretary of the Company, I shall hereby pay to the Company the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Company evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker/dealer remittance procedure specified in my agreement to effect the payment of the Exercise Price for the Purchased Shares.



-----------------------------                 -----------------------------
Date                                          Optionee


                                     Address:
                                              -----------------------------

                                              -----------------------------


     Print name in exact manner
     it is to appear on the
     stock certificate:                       -----------------------------


     Address to which certificate
     is to be sent, if different
     from address above:                      -----------------------------

                                              -----------------------------

                                              -----------------------------


     Social Security Number:
                                              -----------------------------

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